CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment Number 55 to the Registration Statement on Form S-1 (No. 2-76193) of Ameriprise Certificate Company of our report dated February 19, 2026 relating to the consolidated financial statements and financial statement schedules, which appears in Ameriprise Certificate Company’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 17, 2026